UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2021

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.
Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On May 3, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Utz Brands, Inc. (the “Company”) in response to the statement released by the U.S. Securities and Exchange Commission (the “SEC”) with respect to the balance sheet classification of certain contracts that may be settled in an entity’s stock, such as warrants, and after discussion with its financial and legal advisors, concluded that the Company’s previously issued consolidated financial statements as of and for the fiscal year ended January 3, 2021 included in our Annual Report on Form 10-K and the Company’s unaudited condensed consolidated financial statements for the period ended September 27, 2020 (collectively, the “Impacted Filings”) included in our previously filed Quarterly Report on Form 10-Q for that period should be restated to reflect the impact of this new guidance by the SEC and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company's financial results for the Impacted Filings should no longer be relied upon.
On April 12, 2021, the SEC issued a statement (the “Statement”) on the accounting and reporting considerations for warrants issued by special purpose acquisition companies. The Statement referenced the guidance included in U.S. Generally Accepted Accounting Principles that entities must consider in determining whether to classify contracts that may be settled in its own stock, such as warrants, as equity or as an asset or liability.
The Company, which includes consolidation of Utz Brands Holdings, LLC subsequent to the Business Combination, is the “Successor” for periods after the closing of the Business Combination, historically presented the following within equity: the public warrants (the “Public Warrants”) issued in connection with the initial public offering of Collier Creek Holdings (“CCH”); the forward purchase warrants (the “Forward Purchase Warrants”) issued pursuant to those certain Forward Purchase Agreements entered into by CCH, CCH’s sponsor (the “Sponsor”), and the independent directors of CCH (the “Forward Purchase Agreements”) that were issued at the closing of the business combination of CCH and Utz Brands Holdings, LLC (the “Business Combination”) as part of the Forward Purchase Agreements; and the private placement warrants initially sold to the Sponsor simultaneously with the closing of CCH’s initial public offering (collectively, the “Warrants”) and recorded the Warrants to the Successor’s opening equity following the Business Combination that occurred on August 28, 2020. The Company announced the redemption of the Public Warrants and Forward Purchase Warrants on December 14, 2020 and on January 14, 2021 completed the redemption of any Public Warrants or Forward Purchase Warrants that remained outstanding on such date.
Following consideration of the guidance in the Statement, the Company has concluded that the Warrants do not meet the conditions to be classified within equity under the Statement and must amend the accounting treatment of the Warrants to present them as a liability and marked to fair value each reporting period. The Company intends to promptly file restated financial statements for the fiscal year ended January 3, 2021 on Form 10-K/A. The relevant unaudited interim financial information of the Successor for the fiscal quarter ended September 27, 2020 will also be restated in the Form 10-K/A.
In light of the restatement discussed above, the Company is evaluating the impact on the Company’s internal controls over financial reporting. As a result of the restatement, we expect to recognize incremental non-operating expense of $90 million to $100 million for fiscal year 2020. We expect that there will be no impact to our historically reported cash and cash equivalents, or cash flows from operating, investing or financing activities. All estimates contained in this report are subject to change as management completes the Form 10-K/A, and the Company’s independent registered public accounting firms has not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these ranges and estimates. Further details and remediation plans will be included in the Company’s Form 10-K/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Grant Thornton LLP.
Item 7.01    Regulation FD Disclosure
The information set forth under Item 4.02 is incorporated into this Item 7.01 by reference.
On May 4, 2021 the Company issued a press release related to the matters described in Item 4.02. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release (dated May 4, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: May 4, 2021
By: /s/ Cary Devore

Name: Cary Devore
Title: Executive Vice President, Chief Financial Officer